Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Third Quarter 2007 Results

Operating Margin Increased to 6.6% and EBITDA Margin Reached 7.6%

JACKSONVILLE, Fla. (October 25, 2007) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the third quarter and nine months ended September 30, 2007. Diluted net income per common share and revenue were each in line with guidance previously provided by management.

Third Quarter Summary

•	Revenue was $557 million, up 15% versus the third quarter of 2006;

•	Excluding the impact of acquisitions and foreign currency exchange rates, revenue increased 7% versus the third quarter of 2006;

•	Diluted net income per common share was $0.23, up 21% from the third quarter of 2006;

•	Gross margin reached 29.0% for the third quarter of 2007;

•	Operating margin was 6.6% for the third quarter of 2007; and

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) margin reached 7.6% for the third quarter of 2007.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $321 million for the third quarter of 2007. Professional Services division revenue reached 58% of total Company revenue, with the Company nearing its goal of 60%. Below is further discussion of the third quarter performance of the Professional Services division’s two reporting segments.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare, and its business units operate respectively under the primary brands Accounting Principals, Special Counsel, Entegee, and Soliant Health. In the third quarter, this segment’s revenue increased 11% versus the third quarter of 2006. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 6% versus the third quarter of 2006. This segment grew operating income by 17% versus the third quarter of 2006.

The North American Professional Services segment’s gross margin reached 32.2%, a 130-basis-point increase versus the third quarter of 2006. The increase in gross margin was due to a 120-basis-point increase in temporary staffing margins and a 15% increase in permanent placement fees.

1 Independent Drive • Jacksonville , Florida 32202 • 904 - 360 - 2000 • 904 - 360 - 2814 fax www.mpsgroup.com

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MPS Group Reports Third Quarter Results

October 25, 2007

Compared with the third quarter of 2006, organic revenue growth was 10% for Entegee, 7% for Accounting Principals, and 5% for Soliant Health. Including acquisitions, Special Counsel revenue increased 20%. The gross margin of each of this segment’s business units improved versus the year-earlier period.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting, property, and other professional staffing services.

During the third quarter, Badenoch & Clark revenue increased 29% versus the third quarter of 2006. Excluding the impact of fluctuations in foreign currency exchange rates and an acquisition, revenue increased 12% versus the third quarter of 2006. Overall market demand for Badenoch & Clark’s broadbased service offerings remains high.

Gross margin improved by 160 basis points to 30.5% due to increased permanent placement sales and the impact of a third quarter acquisition. Operating income of this segment was up 21% versus the third quarter of 2006.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $236 million for the third quarter of 2007, representing 42% of the Company’s third quarter revenue. Below is further discussion of the third quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $159 million for the third quarter of 2007, an increase of 10% versus the third quarter of 2006. Excluding the impact of acquisitions, the North American IT Services segment revenue grew 7% versus the third quarter of 2006.

The North American IT Services segment’s gross margin reached 29.6%, an increase of 50 basis points versus the third quarter of 2006. This increase was driven by a 26% increase in permanent placement fees and strong growth from the Beeline business unit.

Overall market demand in the North American IT Services segment remains good. Modis continues to experience solid job order activity for both temporary and permanent positions. Idea Integration is likewise experiencing good demand for IT projects and ancillary services. In Beeline, sales activity remained robust.

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe.

During the third quarter, Modis International revenue increased 12% versus the third quarter of 2006. Excluding the effects of fluctuations in foreign currency exchange rates and an acquisition, Modis International revenue was up 3% versus the third quarter of 2006. Gross margin reached 17.7%, up 130 basis points versus the third quarter of 2006. Modis International continued to execute its gross margin improvement strategy, with temporary gross margins up 60 basis points and permanent placement fees up 47% versus the third quarter of 2006. Improved gross margin and operating leverage contributed to a 126% year-over-year increase in Modis International’s operating income.

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MPS Group Reports Third Quarter Results

October 25, 2007

Capital Update

During the third quarter, the Company generated operating cash flow of $42 million. At the close of the third quarter, the Company had a cash balance of $89 million, short-term investments of $29 million and no borrowings outstanding under its $250 million credit facility.

MPS Group intends to use cash on hand primarily to invest in strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business. The Company also intends to use cash on hand to buy back its common stock. During the quarter, the Company used $46 million to fund acquisitions and $29 million to buy back its common stock. Currently, $68 million remains on the Company’s stock buyback authorization.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “During the third quarter, we continued to see good demand for both temporary and full-time professionals. Over the years, we have focused our efforts on building strong and competitive business lines in professional and IT disciplines where qualified candidates are in short supply. We believe this strategy, along with great execution by our people, accounts for our continuing growth in revenue, margins and earnings.”

“Our business units have worked very hard to position themselves as providers of high-value, high- margin services,” added Robert Crouch, MPS Chief Financial Officer. “Therefore, we were very pleased to see this paying off during the third quarter as our gross margin improved over 100 basis points to 29.0% versus the prior-year third quarter and our EBITDA margin improved to a recent high of 7.6%. Taking seasonality into account, we expect fourth quarter revenue and diluted net income per common share to be in the range of $545 million to $560 million and $0.22 to $0.23, respectively.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 981-5543.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on November 1. To access the telephonic replay, please dial (719) 457-0820 and enter 7429131 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

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MPS Group Reports Third Quarter Results

October 25, 2007

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for 2006 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forwardlooking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Reports Third Quarter Results

October 25, 2007

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2007	2006	2007	2006
Operating Highlights:
Revenue:
North American Professional Services	$176,120	$158,516	$512,802	$463,468
European Professional Services	144,657	111,985	398,223	315,986
North American Information Technology Services	158,919	143,998	467,546	416,227
European Information Technology Services	76,885	68,586	223,299	195,138

Total revenue	556,581	483,085	1,601,870	1,390,819

Gross profit:
North American Professional Services	56,750	49,036	162,069	140,914
European Professional Services	44,112	32,406	117,124	90,928
North American Information Technology Services	47,033	41,853	136,100	119,896
European Information Technology Services	13,608	11,231	38,690	30,884

Total gross profit	161,503	134,526	453,983	382,622

Operating income:
North American Professional Services	18,467	15,756	51,215	43,628
European Professional Services	10,408	8,630	26,965	24,518
North American Information Technology Services	12,298	11,871	33,302	33,257
European Information Technology Services	3,551	1,570	7,973	4,575

Operating income before unallocated corporate expenses	44,724	37,827	119,455	105,978
Unallocated corporate expenses	7,726	7,160	22,222	21,105

Total operating income	36,998	30,667	97,233	84,873
Other income, net	984	1,326	5,919	4,060

Income before provision for income taxes	37,982	31,993	103,152	88,933
Provision for income taxes	14,813	12,317	39,615	34,239

Net income	$23,169	$19,676	$63,537	$54,694

Diluted net income per common share	$0.23	$0.19	$0.62	$0.52

Diluted common shares outstanding	100,802	103,192	102,246	104,428

	As of
	Sept. 30, 2007	December 31, 2006
Cash and cash equivalents	$89,447	$172,692
Short-term Investments	29,425	—
Accounts receivable, net of allowance	343,925	278,438
Other	29,816	28,792

Current assets	492,613	479,922
Long-term assets	749,570	662,357

Total assets	$1,242,183	$1,142,279

Current liabilities	$201,873	$161,043
Other	28,137	17,938
Stockholders’ equity	1,012,173	963,298

Total liabilities and stockholders' equity	$1,242,183	$1,142,279

Working capital	$290,740	$318,879

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MPS Group Reports Third Quarter Results

October 25, 2007

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
EBITDA	$42,449	$34,731	$111,843	$96,391
Depreciation and intangibles amortization	5,451	4,064	14,610	11,518

Operating income	36,998	30,667	97,233	84,873
Other income, net	984	1,326	5,919	4,060

Income before provision for income taxes	37,982	31,993	103,152	88,933
Provision for income taxes	14,813	12,317	39,615	34,239

Net income	$23,169	$19,676	$63,537	$54,694

Reconciliation of EBITDA as a Percentage of Revenue to Net Income as a Percentage of Revenue

	Three Months Ended
	Sept. 30, 2007	Sept. 30, 2006
EBITDA	7.6%	7.2%
Depreciation and intangibles amortization	1.0%	0.9%

Operating income	6.6%	6.3%
Other income, net	0.2%	0.3%

Income before provision for income taxes	6.8%	6.6%
Provision for income taxes	2.6%	2.5%

Net income	4.2%	4.1%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions

	IT NA Segment	Professional NA Segment
Revenue growth rate 3Q2006 to 3Q2007, excluding acquisitions	6.9%	5.8%
Revenue growth rate contributed from acquisitions	3.5%	5.3%

GAAP revenue growth rate 3Q2006 to 3Q2007	10.4%	11.1%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	IT EU Segment	Professional EU Segment
Revenue growth rate 3Q2006 to 3Q2007, excluding acquisitions and the effects of changes in foreign currency	7.2%	2.7%	12.3%
Revenue growth rate contributed from acquisitions	4.5%	0.9%	7.0%
Revenue growth rate contributed from effects of changes in currency	3.5%	8.5%	9.9%

GAAP revenue growth rate 3Q2006 to 3Q2007	15.2%	12.1%	29.2%

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